EXHIBIT 10.1

                                 PROMISSORY NOTE

October 10th, 2001                                                US$150,000.00

FOR VALUE RECEIVED, the undersigned, jointly and severally, promise to pay to SIDEN INVESTMENTS LTD. the sum of ONE HUNDRED FIFTY THOUSAND (US$150,000.00) DOLLARS in lawful currency of the United States of America ON DEMAND.

The undersigned further jointly and severally promise to pay interest on the aforesaid amount calculated from the date hereof at the Prime Rate plus four percent (Prime Rate + 4%) per annum, such interest to be calculated monthly, in arrears, and to accrue on overdue interest both before and after default.

For the purposes of this Promissory Note, "Prime Rate" means the per annum rate of interest announced periodically by the Royal Bank of Canada at its main branch, Vancouver, British Columbia, as its "prime interest rate" and used by it as a reference rate for calculating rates of interest on Canadian dollar commercial loans made in Canada. A statement of an officer of said bank as to the amount of its Prime Rate shall be conclusive as between the parties.

This Promissory Note shall be governed and construed by the laws of the Province of British Columbia, including the laws of Canada applicable thereto, but excepting any of its conflict of laws rules which would have the effect of applying the laws of any other jurisdiction. The parties further agree that the federal and provincial courts of British Columbia shall have exclusive jurisdiction over all disputes relating to this Promissory Note.

The undersigned hereby waives, presentment, protest and notice of presentment, protest and dishonour.

DATED at Vancouver, British Columbia this day of October, 2001.


COMMUNICATE.COM, INC. (Alberta Corporation)



Per:
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         Authorized Signatory


COMMUNICATE.COM, INC. (Nevada Corporation)



Per:
      -----------------------------------------------
         Authorized Signatory

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